UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2015 (Date of earliest event reported)
Silicon Graphics International Corp. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51333 (Commission File Number)	32-0047154 (IRS Employer Identification Number)

900 North McCarthy Blvd., Milpitas, CA (Address of principal executive offices)		95035 (Zip Code)
669-900-8000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 28, 2015 Silicon Graphics International Corp. (the "Company") announced that Robert J. Nikl, Chief Financial Officer (CFO) and Executive Vice President of Finance, will be retiring from SGI effective upon the filing of the Company's Quarterly Report on Form 10-Q for the first quarter of fiscal 2016, and will serve in an advisory capacity through the end of the calendar year.

(c) Concurrently, the Company also announced the appointment of Mekonnen (Mack) Asrat to the position of Senior Vice President, Finance and CFO. Mr. Asrat currently serves as Vice President, Finance, Corporate Controller and Principal Accounting Officer of SGI and has been with the Company since June 2012. Previously, Mr. Asrat worked as Senior Director and Corporate Controller at Advantest America as well as at Verigy, Ltd. Prior to that, Mr. Asrat held a variety of accounting and financial management roles with Agilent Technologies, Hewlett-Packard and Ernst & Young. Mr. Asrat is a certified public accountant, actively licensed in California and holds a Masters of Professional Accounting degree from the University of Texas at Arlington and a Bachelor of Arts in Economics from the College of William and Mary. As a result of his appointment to CFO, Mr. Asrat will be serving as both the Company's principal financial officer and principal accounting officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Silicon Graphics International Corp. dated October 28, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2015	SILICON GRAPHICS INTERNATIONAL CORP. By: /s/ Jorge L. Titinger Jorge L. Titinger Chief Executive Officer and President

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Silicon Graphics International Corp. dated October 28, 2015